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                                                                     EXHIBIT 15


                       [COOPERS & LYBRAND LETTERHEAD]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
ATTN: Document Control


Re:   Oryx Energy Company Registration of Form S-3


We are aware that our report dated July 29, 1997 and May 2, 1997 on our reviews of the interim financial information of Oryx Energy Company and its Subsidiaries for the three and six month periods ended June 30, 1997 and 1996, and the three month periods ended March 31, 1997 and 1996, respectively, included in the Company's Quarterly Reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement on Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



/s/ COOPERS & LYBRAND L.L.P.



Dallas, Texas
August 8, 1997